AMENDMENT

To

Transfer Agency and Service

Agreement Between

Highland

Funds And

Boston Financial Data Services, Inc.

This Amendment is made as of this 31st day of July, 2014, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and the Highland Funds listed on Schedule A (collectively, the “Funds” and individually, the “Fund”), to the Transfer Agency and Service Agreement between the parties dated December 26, 2012, as amended (the “Agreement”). In accordance with Section 16.1 (Amendment) and Section 17 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of July 31, 2014; and

2.	All defined terms and definitions in the Agreement shall be the same io this Amendment (the “July 31, 2014 Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this July 31, 2014 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this July 31, 2014 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Brian Mitts	By:	/s/ Robert A. LaValley Jr.
Name:	Brian Mitts	Name:	Robert A. LaValley Jr.
Title:	Treasurer	Title:	VP
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Highland Funds

Effective as of: July 31, 2014

Classes of Shares

Highland Dividend Equity Fund	A, C, R, Y

Highland Energy MLP Fund	A, C, R, Y

Highland Fixed Income Fund	A, C, R, Y

Highland Global Allocation Fund	A, C, R, Y

Highland Premier Growth Equity Fund	A, C, R, Y

Highland Small-Cap Equity Fund	A, C, R, Y

Highland Tax-Exempt Fund	A, C, Y

Highland Total Return Fund	A, C, R, Y

Highland Floating Rate Opportunities Fund	A, C, Z

Highland Long/Short Equity Fund	A, C, Z

Highland Long/Short Healthcare Fund	A, C, Z

Highland Opportunistic Credit Fund	A, C, Z

Highland Liquid Reserves Fund	A, C, Z